Exhibit 99.1

KIRBY CORPORATION	Contact: Steve Holcomb
713-435-1135

FOR IMMEDIATE RELEASE

KIRBY CORPORATION ANNOUNCES 2010 THIRD QUARTER RESULTS

•	2010 third quarter earnings per share were $.57 compared with $.65 earned in the 2009 third quarter

•	2010 fourth quarter earnings per share guidance is $.52 to $.57 versus $.54 earned in the 2009 fourth quarter

•	2010 year earnings per share guidance revised to $2.08 to $2.13 versus $2.34 earned in 2009

•	Purchased 615,000 shares of Kirby common stock since June 2010 at an average price of $38.47 per share

Houston, Texas (October 27, 2010) – Kirby Corporation (“Kirby”) (NYSE:KEX) today announced net earnings attributable to Kirby for the third quarter ended September 30, 2010 of $30.7 million, or $.57 per share, compared with $35.0 million, or $.65 per share, for the 2009 third quarter.  Kirby’s published 2010 third quarter guidance range was $.52 to $.57 per share.  Consolidated revenues for the 2010 third quarter were $281.3 million compared with $272.2 million reported for the 2009 third quarter.

Joe Pyne, Kirby’s Chief Executive Officer, commented, “During the 2010 third quarter, the United States petrochemical and refining industries produced volumes which allowed Kirby’s marine transportation segment’s petrochemical and black oil markets to maintain tank barge utilization levels in the high 80% range.  The United States petrochemical industry continues to be helped by strong exports.  Low priced natural gas, used as a petrochemical feedstock, has helped to improve the global competitiveness of the United States petrochemical industry.  Our diesel engine services segment experienced a relatively strong power generation market, offset by weak marine markets, particularly the Gulf Coast oil services market which continues to be negatively impacted by deferrals of major maintenance projects, as well as the drilling moratorium and pending new safety regulations.”

Kirby reported net earnings attributable to Kirby for the 2010 first nine months of $84.6 million, or $1.56 per share, compared with $96.7 million, or $1.79 per share, for the first nine months of 2009.  Consolidated revenues for the 2010 first nine months were $823.2 million compared with $822.6 million for the first nine months of 2009.

Segment Results – Marine Transportation
Marine transportation revenues for the 2010 third quarter were $232.8 million, a 2% increase compared with the 2009 third quarter, while operating income was $51.4 million, an 11% decrease compared with the third quarter of 2009.  The higher marine transportation revenues reflected a continued modest improvement in tank barge demand and equipment utilization in the petrochemical and black oil markets, driven primarily by improved petrochemical production, including exported petrochemicals.  The higher revenues were also impacted by a 15% increase in fuel prices during the 2010 third quarter compared with the 2009 third quarter.  Offsetting the modestly higher 2010 third quarter demand and equipment utilization levels was the negative impact of higher delay days, as well as lower term contract and spot contract rates.

The marine transportation operating margin for the 2010 third quarter was 22.1% compared with 25.3% for the 2009 third quarter, reflecting lower term contract and spot contract pricing, higher fuel costs and increased delay days, partially offset by modestly higher utilization and by the cost reduction initiatives implemented during 2009 and in the 2010 first quarter.

Segment Results – Diesel Engine Services
Diesel engine services 2010 third quarter revenues were $48.5 million, a 9% increase compared with the 2009 third quarter, and operating income was $4.5 million, a 3% decrease compared with the 2009 third quarter.  The medium-speed power generation market for the 2010 third quarter was positively impacted by additional engine-generator set upgrades and higher parts and new engines sales.  Demand levels for service and direct parts sales across the majority of the marine markets remained weak as customers continued to defer major maintenance projects, which resulted in the lower operating income.  The Gulf Coast oil services market has been particularly weak.  Excluding some required repair work for customers involved in the Gulf Coast oil spill cleanup, the market was further weakened by the Gulf of Mexico deep water drilling moratorium and the uncertainty around new drilling regulations.

The diesel engine services segment’s operating margin for the 2010 third quarter was 9.3% compared with 10.4% for the third quarter of 2009.  The lower operating margin reflected continued low service and direct parts sales in the marine markets, resulting pricing pressure in the high-speed marine market and lower overall labor utilization, partially offset by the positive impact of the higher power generation revenue.

Cash Flow
Kirby continued to generate strong cash flow during the 2010 first nine months, with EBITDA of $216.1 million.  The cash flow was used in part to fund capital expenditures of $108.0 million, including $60.3 million for new tank barge and towboat construction and $47.7 million primarily for upgrades to the existing fleet.  The cash flow was also used to purchase $20.6 million of Kirby common stock, more fully described below.  Total debt as of September 30, 2010 was $200.2 million, consisting predominately of a $200 million private placement loan that matures in 2013.  Kirby’s debt-to-capitalization ratio was 15.1% at September 30, 2010.  Cash and cash equivalents at September 30, 2010 were $149.2 million compared with $97.8 million at December 31, 2009 and $39.8 million at September 30, 2009.

Treasury Stock Purchases
During the 2010 third quarter, Kirby purchased 497,000 shares of its common stock for $18.9 million, for an average price per share of $38.01.  From June through October 26, 2010, Kirby purchased 615,000 shares of its common stock for $23.6 million, for an average price per share of $38.47.  The common stock was purchased through a combination of open market purchases and through a stock trading plan entered into with a brokerage firm pursuant to Rule 10b5-1 under the Securities and Exchange Act of 1934.  The Rule 10b5-1 plan authorizes the broker to repurchase stock for Kirby during the normal quarterly trading blackouts preceding Kirby’s earnings press releases for the second, third and fourth quarters of 2010.  Effective November 1, 2010, the end of Kirby’s third quarter trading blackout period, Kirby will have 2,086,000 shares available under its existing repurchase authorizations.

Outlook
Commenting on the 2010 fourth quarter and full year guidance, Mr. Pyne said, “Our earnings guidance for the 2010 fourth quarter is $.52 to $.57 per share compared with the $.54 per share earned for the 2009 fourth quarter.  The 2009 fourth quarter results included a $.05 per share charge for staff reductions and a partial impairment of goodwill, net of a reduction in Kirby’s allowance for doubtful accounts.  For the 2010 year, we are updating our earnings per share guidance to $2.08 to $2.13 compared with $2.34 per share for 2009.  Our fourth quarter and full year guidance range assumes tank barge demand and equipment utilization levels and pricing will remain in line with the 2010 third quarter.  Our guidance assumes our diesel engine services marine markets will continue to face challenges, particularly the Gulf Coast oil services market, and assumes a continued stable power generation market.  Our 2010 capital spending guidance range remains unchanged at $135 to $145 million, including approximately $70 million for the construction of 58 tank barges and three towboats, and prepayments on 2011 tank barge construction.”

Mr. Pyne further stated, “Kirby is in the enviable position of having a strong balance sheet that will allow for acquisitions, equipment additions and replacements, and opportunistic stock repurchases.  On September 30, we had $149 million of cash and cash equivalents, after purchasing $20.6 million of our common stock, $200 million of senior notes outstanding, an undrawn $250 million revolving line of credit, and a debt-to-capitalization ratio of 15.1%.  Net of cash and cash equivalents, our debt-to-capitalization ratio on September 30 was 4.3%.”

Conference Call
A conference call is scheduled at 10:00 a.m. central time tomorrow, Thursday, October 28, 2010, to discuss the 2010 third quarter performance as well as the outlook for the 2010 fourth quarter and year.  The conference call number is 800-446-1671 for domestic callers and 847-413-3362 for international callers.  The leader’s name is Steve Holcomb.  The confirmation number is 28061226.  An audio playback will be available at 1:00 p.m. central time on Thursday, October 28, through 5:00 p.m. central time on Friday, November 26, 2010 by dialing 888-843-7419 for domestic and 630-652-3042 for international callers.  A live audio webcast of the conference call will be available to the public and a replay available after the call by visiting Kirby’s website at http://www.kirbycorp.com/.

GAAP to Non-GAAP Financial Measures
The financial and other information to be discussed in the conference call is available in this press release and in a Form 8-K filed with the Securities and Exchange Commission.  This press release and the Form 8-K include a non-GAAP financial measure, EBITDA, which Kirby defines as net earnings attributable to Kirby before interest expense, taxes on income, depreciation and amortization.  A reconciliation of EBITDA with GAAP net earnings attributable to Kirby is included in this press release.  This earnings press release includes marine transportation performance measures, consisting of ton miles, revenue per ton mile, towboats operated and delay days.  Comparable performance measures for the 2009 and 2008 years and quarters are available at Kirby’s web site, http://www.kirbycorp.com/, under the caption Performance Measurements in the Investor Relations section.

About Kirby Corporation
Kirby Corporation, based in Houston, Texas, operates inland tank barges and towing vessels, transporting petrochemicals, black oil products, refined petroleum products and agricultural chemicals throughout the United States inland waterway system.  Kirby also owns and operates four ocean-going barge and tug units transporting dry-bulk commodities in United States coastwise trade.  Through the diesel engine services segment, Kirby provides after-market service for medium-speed and high-speed diesel engines and reduction gears used in marine, power generation and railroad applications.

Statements contained in this press release with respect to the future are forward-looking statements.  These statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors, including cyclical or other downturns in demand, significant pricing competition, unanticipated additions to industry capacity, changes in the Jones Act or in U.S. maritime policy and practice, fuel costs, interest rates, weather conditions, and timing, magnitude and number of acquisitions made by Kirby.  Forward-looking statements are based on currently available information and Kirby assumes no obligation to update any such statements.  A list of additional risk factors can be found in Kirby’s annual report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

	Third Quarter		Nine Months
	2010	2009	2010	2009
	(unaudited, $ in thousands except per share amounts)
Revenues:
Marine transportation	$232,785	$227,467	$682,603	$664,394
Diesel engine services	48,532	44,699	140,636	158,176
	281,317	272,166	823,239	822,570
Costs and expenses:
Costs of sales and operating expenses	172,029	157,186	505,908	486,990
Selling, general and administrative	29,334	27,949	90,366	91,493
Taxes, other than on income	3,092	2,989	10,171	9,267
Depreciation and amortization	24,135	24,929	70,359	69,724
Loss (gain) on disposition of assets	(8)	(753)	55	(1,117)
	228,582	212,300	676,859	656,357
Operating income	52,735	59,866	146,380	166,213
Other income.	131	189	173	375
Interest expense	(2,750)	(2,781)	(8,115)	(8,387)
Earnings before taxes on income	50,116	57,274	138,438	158,201
Provision for taxes on income	(19,211)	(21,826)	(52,979)	(60,304)

Net earnings	30,905	35,448	85,459	97,897
Less: Net earnings attributable to noncontrolling interests	(218)	(434)	(830)	(1,158)

Net earnings attributable to Kirby	$30,687	$35,014	$84,629	$96,739

Net earnings per share attributable to Kirby common stockholders:
Basic	$.57	$.65	$1.57	$1.80
Diluted	$.57	$.65	$1.56	$1.79
Common stock outstanding (in thousands):
Basic	53,318	53,215	53,430	53,175
Diluted	53,439	53,337	53,559	53,296

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

	Third Quarter		Nine Months
	2010	2009	2010	2009
	(unaudited, $ in thousands)
EBITDA: (1)
Net earnings attributable to Kirby	$30,687	$35,014	$84,629	$96,739
Interest expense	2,750	2,781	8,115	8,387
Provision for taxes on income	19,211	21,826	52,979	60,304
Depreciation and amortization	24,135	24,929	70,359	69,724
	$76,783	$84,550	$216,082	$235,154

Capital expenditures	$40,399	$46,364	$108,036	$162,972

			September 30,
			2010	2009
			(unaudited, $ in thousands)
Cash and cash equivalents			$149,204	$39,762
Long-term debt, including current portion			$200,151	$200,398
Total equity			$1,125,731	$1,004,120
Debt-to-capitalization ratio			15.1%	16.6%

MARINE TRANSPORTATION STATEMENTS OF EARNINGS

	Third Quarter		Nine Months
	2010	2009	2010	2009
	(unaudited, $ in thousands)

Marine transportation revenues	$232,785	$227,467	$682,603	$664,394

Costs and expenses:
Costs of sales and operating expenses	135,897	125,160	402,551	373,177
Selling, general and administrative	20,237	18,623	61,971	61,047
Taxes, other than on income	2,809	2,752	9,325	8,256
Depreciation and amortization	22,440	23,337	65,391	64,964
	181,383	169,872	539,238	507,444

Operating income	$51,402	$57,595	$143,365	$156,950

Operating margins	22.1%	25.3%	21.0%	23.6%

DIESEL ENGINE SERVICES STATEMENTS OF EARNINGS

	Third Quarter		Nine Months
	2010	2009	2010	2009
	(unaudited, $ in thousands)

Diesel engine services revenues	$48,532	$44,699	$140,636	$158,176

Costs and expenses:
Costs of sales and operating expenses	36,132	32,026	103,357	113,813
Selling, general and administrative	6,639	6,746	19,683	23,002
Taxes, other than income	272	227	822	980
Depreciation and amortization	989	1,053	3,114	3,190
	44,032	40,052	126,976	140,985

Operating income	$4,500	$4,647	$13,660	$17,191

Operating margins	9.3%	10.4%	9.7%	10.9%

OTHER COSTS AND EXPENSES

	Third Quarter		Nine Months
	2010	2009	2010	2009
	(unaudited, $ in thousands)

General corporate expenses	$3,175	$3,129	$10,590	$9,045

Loss (gain) on disposition of assets	$(8)	$(753)	$55	$(1.117)

MARINE TRANSPORTATION PERFORMANCE MEASUREMENTS

	Third Quarter		Nine Months
	2010	2009	2010	2009

Ton Miles (in millions) (2)	3,246	3,257	9,640	9,032
Revenue/Ton Mile (cents/tm) (3)	6.9	6.6	6.8	7.0
Towboats operated (average) (4)	217	215	221	222
Delay Days (5) (5)	1,006	688	4,274	3,393
Average cost per gallon of fuel consumed	$2.17	$1.89	$2.20	$1.63
Tank barges:
Active			850	874
Inactive			29	38
Barrel capacities (in millions):
Active			16.4	16.8
Inactive			0.3	0.7

(1)
Kirby has historically evaluated its operating performance using numerous measures, one of which is EBITDA, a non-GAAP financial measure.  Kirby defines EBITDA as net earnings attributable to Kirby before interest expense, taxes on income, depreciation and amortization.  EBITDA is presented because of its wide acceptance as a financial indicator.  EBITDA is one of the performance measures used in Kirby’s incentive bonus plan.  EBITDA is also used by rating agencies in determining Kirby’s credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies.  EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with, Kirby’s GAAP financial information.

(2)
Ton miles indicate fleet productivity by measuring the distance (in miles) a loaded tank barge is moved.  Example:  A typical 30,000 barrel tank barge loaded with 3,300 tons of liquid cargo is moved 100 miles, thus generating 330,000 ton miles.

(3)
Inland marine transportation revenues divided by ton miles.  Example:  Third quarter 2010 inland marine transportation revenues of $222,642,000 divided by 3,246,000,000 marine transportation ton miles = 6.9 cents.

(4)	Towboats operated are the average number of owned and chartered towboats operated during the period.
(5)
Delay days measures the lost time incurred by a tow (towboat and one or more tank barges) during transit.  The measure includes transit delays caused by weather, lock congestion and other navigational factors.